Exhibit 99.1

Kandi Technologies Reports Second Quarter 2017 Financial Results

JINHUA, CHINA-- (August 9, 2017) - Kandi Technologies Group, Inc. (the “Company,” “we” or “Kandi”) (NASDAQ GS: KNDI), today announced its financial results for the second quarter of 2017.

Second Quarter Highlights

●	Total revenues were $27.3 million for the second quarter of 2017, a decrease of 50.5% from total revenues of $55.2 million for the same period in 2016.

●	Electric Vehicle (“EV”) parts sales decreased by 51.3%, to $26.2 million for the second quarter of 2017, compared with EV parts sales of $53.8 million for the same period in 2016.

●	Revenues from sales of off-road vehicles decreased by 19.5%, to $1.1 million for the second quarter of 2017, compared with revenues from sales of off-road vehicles of $1.4 million for the same period in 2016.

●	GAAP net loss for the second quarter of 2017 was $11.6 million, or a loss of $0.24 per fully diluted share, compared with GAAP net income of $2.8 million, or income of $0.06 per fully diluted share for the same period in 2016. This decrease is largely due to JV Company losses and significantly increased research and development expenses of $5.1 million for this quarter

●

Non-GAAP adjusted net loss[1], which excludes stock award expenses, was $9.5 million in the second quarter of 2017, compared with non-GAAP net income of $10.5 million for the same period in 2016. Non-GAAP adjusted loss per share[1] was approximately $0.20 per fully diluted share for the second quarter of 2017, compared with Non-GAAP adjusted earnings per share[1] of $0.22 per fully diluted share for the same period in 2016.

●	Working capital surplus was $56.8 million as of June 30, 2017. Cash, cash equivalents and restricted cash totaled $30.1 million as of June 30, 2017.

1 Non-GAAP measures, including Non-GAAP net income and Non-GAAP EPS are defined as the financial measures excluding the change of fair value of financial derivatives and the effects of stock award expenses. We supply non-GAAP information because we believe it allows our investors to obtain a clearer understanding of our operations. Any non-GAAP measure should not be considered as a substitute for, and should only be read in conjunction with, measures of financial performance prepared in accordance with GAAP.

Mr. Hu Xiaoming, Chairman and Chief Executive Officer of Kandi, commented, “2017 has been a challenging year for Kandi. The confusion surrounding the subsidy heavily impacted the Company’s business last year and we have been trying to regain the momentum this year. The management team is working hard to explore better growth opportunities. Despite second-quarter losses, Kandi Vehicles’ estimated value has exceeded RMB four billion, the management team will actively seek strategic investors based upon the estimated value to increase its competitive advantages. The efforts the Company has made will lay a solid foundation to achieve strong business results.”

Net Revenues and Gross Profit

	2Q17	2Q16	Y-o-Y%
Net Revenues (US$million)	$27.3	$55.2	-50.5%
Gross Profit (US$million)	$3.8	$8.5	-55.6%
Gross Margin	13.7%	15.3%	-

Net revenues for the second quarter of 2017 decreased by 50.5% compared to the same period last year. The decrease in net revenues was mainly due to a decrease in EV parts sales during this quarter. Selling prices of our products for the three months ended June 30, 2017, decreased on average from the same period last year. The decrease in revenues was primarily due to this decrease in sales volume.

Operating Income (Loss)

	2Q17	2Q16	Y-o-Y%
Operating Expenses (US$million)	$7.1	$10.8	-34.5%
Operating Loss (US$million)	$(3.3)	$(2.4)	-39.7%
Operating Margin	-12.2%	-4.3%	-
Operating (Loss) Income (US$million) (Non-GAAP)	$(1.3)	$5.9	-122.0%

Total operating expenses in the second quarter of 2017 were $7.1 million, compared with $10.8 million in the same quarter of 2016. The decrease in total operating expenses was due to decreased SG&A expenses, which were $2.0 million in this quarter compared with $10.4 million in the same quarter last year.

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GAAP Net (Loss) Income

	2Q17	2Q16	Y-o-Y%
Net (Loss) Income (US$million)	$(11.6)	$2.8	-513.8%
(Loss) Earnings per Weighted Average Common Share	$(0.24)	$0.06	-
(Loss) Earnings per Weighted Average Diluted Share	$(0.24)	$0.06	-
Stock Award Expenses	$2.0	$8.3	-75.6%
Change in the Fair Value of Financial Derivatives	-	$(0.5)	-
Non-GAAP Net (Loss) Income from Continuing Operations	$(9.5)	$10.5	-190.6%

Net loss was $11.6 million in the second quarter, compared with net income of $2.8 million in the same quarter of 2016. The negative change was primarily attributable to JV Company losses and significantly increased research and development expenses of approximately $5.1 million.

Non-GAAP net loss was $9.5 million in the second quarter of 2017, a 190.6% decrease compared to Non-GAAP net income of $10.5 million in the same quarter of 2016. The decrease was primarily attributable to the JV Company’s net losses, and significantly increased research and development expenses made in an effort to prepare the Company for future business growth.

Kandi Electric Vehicles Group Co., Ltd. (the “JV Company”) Financial Results

In the second quarter of 2017, the JV Company sold 365 units of EV products.

The condensed financial income statements of the JV Company in the first quarter are as set forth below:

	2Q17	2Q16	Y-o-Y%
Net Revenues (US$million)	$18.7	$111.8	-83.3%
Gross (Loss) Income (US$million)	$(1.5)	$14.7	-110.2%
Gross Margin	-	13.1%	-
Net (Loss) Income	$(14.6)	$8.6	-269.8%
% of Net revenue	-	7.7%	-

Revenue for the JV Company was $18.7 million in the second quarter of 2017, a decrease of 83.3% compared to the same quarter of 2016. Net loss was $14.6 million, a 269.8% decrease compared to net income of $8.6 million in the same quarter of 2016.

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Kandi’s investments in the JV Company are accounted for using the equity method of accounting because Kandi has a 50% ownership interest in the JV Company. As a result, Kandi recorded 50% of the JV Company’s losses of $7.3 million for this quarter. After eliminating intra-entity profits and losses, Kandi’s share of the after-tax loss of the JV Company was $8.7 million for the second quarter of 2017.

Second Quarter 2017 Conference Call Details

The Company has scheduled a conference call and live webcast to discuss its second quarter 2017 financial results at 8:00 A.M. Eastern Time (8:00 P.M. Beijing Time) on August 9, 2017. Mr. Hu Xiaoming, Chief Executive Officer of the Company, and Mr. Mei Bing, Chief Financial Officer of the Company, will deliver prepared remarks to be followed by a question and answer session.

Dial-in details for the conference call are as follows:

●	Toll-free dial-in number: +1-877-407-3982

●	International dial-in number: + 1-201-493-6780

●	Webcast and replay: http://public.viavid.com/index.php?id=125842

A live audio webcast of the call can also be accessed by visiting Kandi’s Investor Relations page on the Company’s website at http://www.kandivehicle.com. An archive of the webcast will be available on the Company’s website following the live call.

About Kandi Technologies Group, Inc.

Kandi Technologies Group, Inc. (KNDI), headquartered in Jinhua, Zhejiang Province, is engaged in the research and development, manufacturing and sales of various vehicle products. Kandi has established itself as one of China's leading manufacturers of pure electric vehicle ("EV") products (through its joint venture), EV parts and off-road vehicles. Kandi conducts its primary business operations through its wholly-owned subsidiary, Zhejiang Kandi Vehicles Co., Ltd. (“Kandi Vehicles”), and the partially and wholly-owned subsidiaries of Kandi Vehicles. More information can be viewed at the Company's corporate website at http://www.kandivehicle.com. The Company routinely posts important information on its website.

Safe Harbor Statement

This press release contains certain statements that may include “forward-looking statements.” All statements other than statements of historical fact included herein are “forward-looking statements.” These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions, involving known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risk factors discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on the SEC’s website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Follow us on Twitter: @ Kandi_Group

Company Contact:

Ms. Kewa Luo

Kandi Technologies Group, Inc.

Phone: 1-212-551-3610

Email: IR@kandigroup.com

- Tables Below -

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KANDI TECHNOLOGIES GROUP, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET

(UNAUDITED)

	June 30, 2017	December 31, 2016
Current assets
Cash and cash equivalents	$7,407,032	$12,235,921
Restricted cash	22,708,654	12,957,377
Short term investment	-	4,463,097
Accounts receivable	34,964,666	32,394,613
Inventories (net of provision for slow moving inventory of $465,096 and $415,797 as of June 30, 2017 and December 31, 2016, respectively	13,427,455	11,914,110
Notes receivable from JV Company and related party	-	400,239
Other receivables	1,185,804	66,064
Prepayments and prepaid expense	4,319,890	4,317,855
Due from employees	33,076	4,863
Advances to suppliers	15,009,973	38,250,818
Amount due from JV Company, net	138,908,557	136,536,159
Amount due from related party	10,742,243	10,484,816
TOTAL CURRENT ASSETS	248,707,350	264,025,932

LONG-TERM ASSETS
Property, Plant and equipment, net	13,533,421	15,194,442
Land use rights, net	11,903,213	11,775,720
Construction in progress	43,655,614	27,054,181
Deferred taxes assets	4,394,192	-
Long Term Investment	1,401,304	1,367,723
Investment in JV Company	65,258,976	77,453,014
Goodwill	322,591	322,591
Intangible assets	372,163	413,211
Advances to suppliers	29,972,701	33,819,419
Other long term assets	7,880,223	8,271,952
TOTAL Long-Term Assets	178,694,398	175,672,253

TOTAL ASSETS	$427,401,748	$439,698,185

CURRENT LIABILITIES
Accounts payables	$111,356,483	$115,870,051
Other payables and accrued expenses	5,269,999	4,835,952
Short-term loans	32,008,732	34,265,065
Customer deposits	177,328	41,671
Notes payable	37,289,011	14,797,325
Income tax payable	1,435,646	1,364,235
Due to employees	26,156	21,214
Deferred taxes liabilities	-	118,643
Deferred income	1,371,213	6,363,751
Loss contingency-litigation	2,950,114	-
Total Current Liabilities	191,884,682	177,677,907

LONG-TERM LIABILITIES
Long term bank loans	29,501,136	28,794,172
Deferred taxes liabilities	-	878,639
Total Long-Term Liabilities	29,501,136	29,672,811

TOTAL LIABILITIES	221,385,818	207,350,718

STOCKHOLDER’S EQUITY
Common stock, $0.001 par value; 100,000,000 shares authorized; 48,021,538 and 47,699,638 shares issued and outstanding at June 30,2017 and December 31,2016, respectively	48,022	47,700
Additional paid-in capital	232,380,792	227,911,477
Retained earnings (the restricted portion is $4,217,753 and $4,219,808 at June 30,2017 and December 31, 2016, respectively)	(11,166,290)	24,545,163
Accumulated other comprehensive income (loss)	(15,246,594)	(20,156,873)
TOTAL STOCKHOLDERS’ EQUITY	206,015,930	232,347,467

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$427,401,748	$439,698,185

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KANDI TECHNOLOGIES GROUP, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) AND
COMPREHENSIVE INCOME (LOSS)
(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016

REVENUES FROM UNRELATED PARTY, NET	$1,153,555	$6,979,488	$4,116,486	$40,953,904
REVENUES FROM JV COMPANY AND RELATED PARTY, NET	26,171,724	48,237,880	27,483,366	64,921,357

REVENUES, NET	27,325,279	55,217,368	31,599,852	105,875,261

COST OF GOODS SOLD	23,568,343	46,762,331	27,175,584	90,702,126

GROSS PROFIT	3,756,936	8,455,037	4,424,268	15,173,135

OPERATING EXPENSES:
Research and development	5,142,041	494,193	25,911,773	700,161
Selling and marketing	402,253	730,443	760,562	776,778
General and administrative	1,558,652	9,625,194	9,877,946	17,658,076
Total Operating Expenses	7,102,946	10,849,830	36,550,281	19,135,015

LOSS FROM OPERATIONS	(3,346,010)	(2,394,793)	(32,126,013)	(3,961,880)

OTHER INCOME (EXPENSE):
Interest income	559,425	785,152	1,090,067	1,565,333
Interest expense	(548,810)	(432,318)	(1,163,263)	(874,397)
Change in fair value of financial instruments	0	526,558	0	3,812,898
Government grants	262,137	1,503,384	5,329,611	1,697,857
Share of (loss) profit after tax of JV	(8,738,254)	4,918,633	(13,899,967)	96,163
Other income, net	121,556	286,790	150,177	309,177
Total other (expense) income, net	(8,343,946)	7,588,199	(8,493,375)	6,607,031

(LOSS) INCOME BEFORE INCOME TAXES	(11,689,956)	5,193,406	(40,619,388)	2,645,151

INCOME TAX BENEFIT (EXPENSE)	131,939	(2,400,226)	4,907,936	236,449

NET (LOSS) INCOME	(11,558,017)	2,793,180	(35,711,452)	2,881,600

OTHER COMPREHENSIVE INCOME (LOSS), NET OF TAXES
Foreign currency translation	3,118,462	(7,152,903)	4,910,278	(5,628,264)

COMPREHENSIVE LOSS	$(8,439,555)	$(4,359,723)	$(30,801,174)	$(2,746,664)

WEIGHTED AVERAGE SHARES OUTSTANDING BASIC	47,974,974	47,601,286	47,854,351	47,305,560
WEIGHTED AVERAGE SHARES OUTSTANDING DILUTED	47,974,974	47,601,286	47,854,351	47,311,584

NET (LOSS) INCOME PER SHARE, BASIC	$(0.24)	$0.06	$(0.75)	$0.06
NET (LOSS) INCOME PER SHARE, DILUTED	$(0.24)	$0.06	$(0.75)	$0.06

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KANDI TECHNOLOGIES GROUP, INC.

AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six months Ended
	June 30, 2017	June 30, 2016

CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(35,711,452)	$2,881,600
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	2,334,776	2,458,160
Assets Impairments	38,548	-
Deferred taxes	(5,415,959)	(4,645,415)
Change in fair value of financial instruments	-	(3,812,898)
Share of loss after tax of JV Company	13,899,967	(96,163)
Stock Compensation cost	4,493,187	15,134,658

Changes in operating assets and liabilities, net of effects of acquisition:
(Increase) Decrease In:
Accounts receivable	(2,826,433)	(45,728,877)
Notes receivable	-	229,449
Notes receivable from JV Company and related party	4,875,795	-
Inventories	(1,242,422)	9,189,542
Other receivables and other assets	(498,376)	(9,424,711)
Due from employee	(23,344)	(56,998)
Advances to supplier and Prepayments and prepaid expenses	23,946,781	(12,953,797)
Advances to suppliers-Long term	(4,099,879)	-
Amount due from JV Company	(21,853,571)	(84,064,780)
Due from related party	-	29,188,707

Increase (Decrease) In:
Accounts payable	25,017,146	92,266,667
Other payables and accrued liabilities	127,252	6,009,203
Notes payable	(2,731,692)	(3,824,162)
Customer deposits	132,765	154,168
Income Tax payable	(31,314)	3,363,489
Deferred income	(5,077,291)	-
Loss contingency-litigation	2,909,151	-
Net cash used in operating activities	$(1,736,365)	$(3,732,158)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of plant and equipment, net	(128,509)	(37,554)
Disposal of land use rights and other intangible assets	-	13,775
Purchases of construction in progress	(1,029,516)	(1,356,866)
Repayment of notes receivable	-	4,953,787
Short Term Investment	4,509,183	1,602,698
Net cash provided by investing activities	$3,351,158	$5,175,840

CASH FLOWS FROM FINANCING ACTIVITIES:
Restricted cash	(9,302,161)	1,300,215
Proceeds from short-term bank loans	13,963,923	-
Repayments of short-term bank loans	(17,018,531)	-
Proceeds from notes payable	5,713,368	-
Warrant exercise	-	434,666
Net cash (used in) provided by financing activities	$(6,643,401)	$1,734,881

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(5,028,608)	3,178,563
Effect of exchange rate changes on cash	199,530	(383,266)
Cash and cash equivalents at beginning of year	12,235,921	16,738,559

CASH AND CASH EQUIVALENTS AT END OF PERIOD	7,406,843	19,533,856

SUPPLEMENTARY CASH FLOW INFORMATION
Income taxes paid	1,001,501	1,051,032
Interest paid	742,958	877,496

SUPPLEMENTAL NON-CASH DISCLOSURES:
Prepayment transferred to Construction in progress	8,712,000	-
Acquisition of Construction in progress by Accounts Payable	5,974,383	-
Settlement of due from JV Company and related parties with notes receivable	22,819,847	34,866,384
Settlement of accounts receivables with notes receivable from unrelated parties	1,076,386	12,714,237
Assignment of notes receivable to supplier to settle accounts payable	19,424,810	49,046,178
Settlement of accounts payable with notes payables	18,839,444	4,796,570
Deferred tax change to other comprehensive income	24,486	-

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